SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 27, 2014

AVT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53372	11-3828743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

341 Bonnie Circle, Suite 102 Corona, CA	92880
(Address of principal executive offices)	(Zip Code)

 (951) 737-1057
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

AVT, Inc.  (the “Company”) is filing this Amendment No. 1 (this “Amendment”) to its Current Report on Form 8-K,dated October 27, 2014, and filed on November 25, 2014  (the “Original 8-K”) solely for the purpose of clarifying that the Company’s disclosures were pursuant to Item 4.02.

Unless otherwise disclosed herein, the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the filing of the Original 8-K, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this Amendment. This Amendment should be read in conjunction with the Original 8-K and the Company’s filings made with the Commission subsequent to the Original 8-K, including any amendments to those filings.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review (December 31, 2011 10-K).

On October 27, 2014, AVT, Inc. (the "Company"),  conclusively determined that the previously issued audited financial statements as of and for the fiscal year ended December 31, 2011 (“Previously Issued Financial Statements”) as presented in the Company's Annual Report and Amended Annual Report on Form 10-K filed with the Securities and Exchange Commission for the same year (collectively, the "December 31, 2011 10-K"), contain certain errors that materially impact the Previously Issued Financial Statements. Accordingly, these Previously Issued Financial Statements and related financial information should no longer be relied upon.

Specifically, the Company identified errors in its Previously Issued Financial Statements  in connection with the accounting for inventory, property and equipment, intangible assets equity based compensation, exchange of debt for equity, depreciation and amortization expense , derivatives embedded in its debt instruments and incorrect classification of expenses.

The Company expects to file its restated audited financial statements for the year ended December 31, 2011, with its  amended December 31, 2012, Annual Report on Form 10-K/A, along with restated unaudited financial statements for the quarterly periods ended March 31, 2011, June 30, 2011, and September 30, 2011, as soon as is practicable.

The Company discussed this matter with the Company’s independent registered public accounting firm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVT, Inc.

Dated: March 3, 2015	By:	/s/ James Winsor
Name: James Winsor
Chief Executive Officer